L.L. Bradford & Company, LLC
3441 South Eastern Avenue
Las Vegas, NV 89109
(702) 735-5030

August 4, 2004

U.S. Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:     United Companies Corporation
        Form SB-2

Dear Sir/Madame:

As independent certified public accountants, we hereby consent to the use in this Registration Statement on Form SB-2 of our report dated April 30, 2004, relating to the financial statements of Trebor Industries, Inc. dba Brownie's Third Lung.

Sincerely,


/s/ LL Bradford & Company, LLC
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L.L. Bradford & Company, LLC